Exhibit 10.1

Stock Purchase Agreement

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made effective as of the ____th day of April 2012, by and among Edwin Slater, an individual (the “Seller”), and Luciana D'Alessandris, Jim Vogiatzis, Michael Zitser and Sergey Kartsev, each an individual (each a “Purchaser” and collectively, the “Purchasers”), each sometimes referred to herein as a “Party” and collectively the “Parties.”

PRELIMINARY STATEMENTS

A.
Seller owns an aggregate of 1,120,000,000 shares of restricted common stock (the “Shares”) of Sandalwood Ventures, Ltd., a Nevada corporation, whose common stock is quoted on the OTCBB market under the ticker symbol “SWDZ” (the “Company”);

B.	Seller is the Chief Executive Officer and sole Director of the Company; and

C.	Seller is willing to sell the Shares to the Purchasers, on the terms, provisions and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and Purchasers do hereby agree as follows:

ARTICLE I
Purchase and Sale of the Shares

Section 1.01.  Purchase and Sale.  On the Closing Date (as defined below) and upon the terms and subject to the conditions set forth herein, the Seller shall deliver the Shares of the Company to the Purchasers free and clear of all liens and encumbrances, and the Purchasers shall each purchase one-fourth of the Shares from the Seller (i.e., each Purchaser shall purchase 280,000,000 shares of common stock of the Company) in accordance with Section 1.02 below.

Section 1.02.  Purchase Price.  The purchase price (the “Purchase Price”) for the Shares shall be the total number of Shares sold by Seller to each Purchaser multiplied by $0.000017857143 per Share (or a total of $20,000 for all of the Shares), payable in cash at Closing.  The total Purchase Price payable by each Purchaser to the Seller and the total number of Shares purchased by each Purchaser shall be that number and that amount set forth by each Purchaser’s signature on the signature page of this Agreement.

Section 1.03. Time and Place of Closing.  Subject to the satisfaction or waiver of the conditions herein, the closing (the “Closing”) of the transactions contemplated by this Agreement shall take place on or before _____________, 2012, or at such time, date or place as the Seller and Purchasers may mutually agree (the “Closing Date”).

Section 1.04.  Delivery of the Shares; Payment of Purchase Price.  At Closing: (a) the Seller shall deliver to the Purchasers the certificate(s) representing the Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, with medallion signature guaranty, with all taxes attributable to the transfer and sale of the Shares paid by the Seller; and (b) the Purchasers shall deliver to the Seller the Purchase Price in accordance with Section 1.02.

ARTICLE II
Representations and Warranties of the Seller

Subject to all of the terms, conditions and provisions of this Agreement, the Seller, individually represents and warrants to the Purchasers, as of the date hereof and as of the Closing as follows:

Section 2.01.  Authority.  The Seller has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby.  The Seller has duly and validly executed and delivered this Agreement and will, on or prior to the Closing, execute, such other documents as may be required hereunder and, assuming the due authorization, execution and delivery of this Agreement by the parties hereto and thereto. Seller is authorized to affect the transactions contemplated herein.  This Agreement constitutes the legal, valid and binding obligation of Seller in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles.

Section 2.02.  No Conflict.  The execution and delivery by the Seller of this Agreement and the consummation of the transactions contemplated hereby and thereby, do not and will not, by the lapse of time, the giving of notice or otherwise:  (a) constitute a violation of any law; or (b) result in or require the creation of any lien upon the Shares.

Section 2.03.  Title to Shares.  The Seller is the sole record and beneficial owner of the shares of the Company’s common stock owned by Seller (the “Seller’s Shares”) and has good and marketable title to all of the Seller’s Shares, free and clear of any liens, claims, charges, options, rights of tenants or other encumbrances and shall not, until the transactions contemplated by this Agreement are closed, or this Agreement is terminated, sell, hypothecate, encumber, transfer or otherwise dispose of the Seller’s Shares.   Seller has sole managerial and dispositive authority with respect to the Seller’s Shares and has not granted any person a proxy or option to buy the Seller’s Shares that has not expired or been validly withdrawn.  The sale and delivery of the Seller’s Shares to the Purchasers pursuant to this Agreement will vest in the Purchasers the legal and valid title to the Seller’s Shares, free and clear of all liens, security interests, adverse claims or other encumbrances of any character whatsoever (“Encumbrances”).

Section 2.04.  Brokers, Finders and Financial Advisors.  No broker, finder or financial advisor has acted for the Seller in connection with this Agreement or the transactions contemplated hereby or thereby, and no broker, finder or financial advisor is entitled to any broker’s, finder’s or financial advisor’s fee or other commission in respect thereof based in any way on any contract with Seller.

Section 2.05.  Affiliate Status. As of the Seller’s execution of this Agreement and as of the Closing, the Seller is and will be an Affiliate (as hereinafter defined) of the Company.  For purposes hereof, the term “Affiliate” shall mean any person that directly or indirectly controls, or is controlled by, or is under common control with the Company.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.  Each of the Purchasers shall become an Affiliate of the Company upon the consummation of the transactions contemplated herein (or upon execution of this Agreement pursuant to rules and regulations of the Securities and Exchange Commission as such relate to the “beneficial ownership” of Company securities).

Section 2.06.  Control Shares.  The Shares constitute an aggregate of 93.7% of the Company’s outstanding shares of common stock and therefore provide voting control (notwithstanding any preferred stock that may be designated by the Company prior to the execution date of this Agreement, but prior to Closing) over the Company, and will provide voting control over the Company to the Purchasers upon consummation of the transactions contemplated herein, again, notwithstanding any preferred stock designated after the execution date of this Agreement, but prior to Closing.

Section 2.07.  Company Organization and Qualification.  The Company is a Nevada corporation, duly organized, validly existing under the laws of the state of Nevada.  The Company has all requisite power and authority, corporate or otherwise, to own, lease and operate its assets and properties and to carry on its business as now being conducted.

Section 2.08.  Capitalization of the Company.  There are 7,000,000,000 shares of common stock, $0.001 par value per share, authorized of the Company, of which 1,195,819,800 shares of common stock are issued and outstanding.  All of the outstanding shares of common stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are free of preemptive rights.  There are 50,000,000 authorized shares of preferred stock, $0.001 par value per share, of the Company and no shares of preferred stock designated or outstanding.  There are no outstanding or authorized subscriptions, options, warrants, calls, rights or other similar contracts, including rights of conversion or exchange under any outstanding debt or equity security or other contract, or obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, any other shares of capital stock of the Company or any other debt or equity securities convertible into or evidencing the right to subscribe for any such shares of capital stock or obligating the Company to grant, extend or enter into any such contract, except as previously reported in the Company’s Securities and Exchange Commission filings on EDGAR (the “SEC Filings”).  The Purchasers have reviewed and shall be deemed to be aware of and have knowledge of the material and disclosures set forth in the SEC Filings for all purposes.

Section 2.09.  No Conflict.  The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby, do not and will not, by the lapse of time, the giving of notice or otherwise: (a) constitute a violation of any law; (b) constitute a breach or violation of any provision contained in the Articles of Incorporation or Bylaws of the Company; (c) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract or agreement to which the Company is a party; or (d) result in or require the creation of any lien upon the Shares.

Section 2.10.  Litigation.  There are no claims pending or, to the knowledge of the Seller, threatened against or affecting the Company or any of its assets, liabilities and properties before or by any governmental authority or any other person.  The Seller has no knowledge of the basis for any claim, which alone or in the aggregate:  (a) could reasonably be expected to result in any liability with respect to either of the Company; or (b) seeks to restrain or enjoin the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby or thereby.  There are no judgments or outstanding orders, injunctions, decrees, stipulations or awards against the Company or any of its assets and properties.

Section 2.11.  Company Consents and Approvals.  No governmental approvals and no notifications, filings or registrations to or with any governmental authority or any other person is or will be necessary for the valid execution and delivery by the Company of this Agreement or the consummation of the transactions contemplated hereby or thereby, or the enforceability hereof or thereof, other than those which have been obtained or made and are in full force and effect.

Section 2.12.  Company Filings.  All of the Company’s SEC Filings and the disclosures therein are accurate in all material respects and no SEC Filing contains any untrue statement of a material fact, or omits to state a material fact necessary to make such filing or such statements contained therein, in the light of the circumstances under which they were made, not misleading.

Section 2.13. Lack of Material Adverse Events. Subsequent to the respective dates as of which information is given in the SEC Filings, there has not been (i) any material adverse change in the business, prospects, financial condition or results of operations of the Company, (ii) any transaction committed to or consummated that is material to the Company, (iii) any obligation, direct or contingent, that is material to the Company incurred by the Company, except such obligations as have been incurred in the ordinary course of business, (iv) any change in the capital stock or outstanding indebtedness of the Company that is material to the Company, (v) any dividend or distribution of any kind declared, paid, or made on the capital stock of the Company, or (vi) any loss or damage (whether or not insured) to the property of the Company which has a material adverse effect on the business, prospects, condition (financial or otherwise), or results of operations thereof, which has not been previously reported in the SEC Filings.

ARTICLE III
Representations and Warranties of Purchasers

Subject to all of the terms, conditions and provisions of this Agreement, each of the Purchasers individually, and not jointly or severally, hereby represents and warrants to the Seller, as of the date hereof and as of the Closing, as follows:

Section 3.01.  Authority.  Purchaser has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby.  Purchaser has duly and validly executed and delivered this Agreement and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto and thereto, this Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles.

Section 3.02.  No Conflict.  The execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise:  (a) constitute a violation of any law; or (b) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which Purchaser is a party or by which Purchaser is bound or affected.

Section 3.03.  Brokers, Finders and Financial Advisors.   No broker, finder or financial advisor has acted for Purchaser in connection with this Agreement or the transactions contemplated hereby or thereby, and no broker, finder or financial advisor is entitled to any broker’s, finder’s or financial advisor’s fee or other commission in respect thereof based in any way on any contract with Purchaser.

Section 3.04.  Exempt Transaction.  Purchaser understands that the offering and sale of the Shares (the “Securities”) is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Act”) and exempt from registration or qualification under any state law.

Section 3.05.  Representations of Purchaser.  The Purchaser hereby represents, acknowledges and warrants his representation of, understanding of and confirmation of the following (which the Seller and the Company shall be able to rely on for any and all purposes):

(a) Purchaser acknowledges that he or she is a “sophisticated investor” (i.e., has experience and knowledge in and with investments in companies similar to the Company) and that the Purchaser has, in making Purchaser’s investment decision in connection with the Securities received, access to, had an opportunity to review and in fact has reviewed (A) the Company’s Annual Report on Form 10-K for the year ended June 30, 2011; (B) the Company’s quarterly reports on Form 10-Q for the quarters ended September 30, 2011 and December 31, 2011; and (C) the Company’s Current Reports on Form 8-K filed on January 26, 2012 and March 6, 2012, including in each case, the audited and unaudited financial statements, description of business, risk factors, results of operations, certain transactions and related business disclosures described therein; has read, reviewed, and relied solely on the documents described in (A), (B), and (C) above (collectively referred to as the “Disclosure Documents”), and an independent investigation made by Purchaser and Purchaser’s representatives, if any of the Company; (D) has, prior to the date of this Agreement, been given an opportunity to review material contracts and documents of the Company as filed, along with the Disclosure Documents on the Securities and Exchange Commission’s Edgar website (www.sec.gov); and (E) is not relying on any representations other than those contained in the Disclosure Documents or incorporated therein in connection with such Purchaser’s acceptance of the Securities and investment decision in connection therewith. The Purchaser acknowledges that due to Purchaser’s receipt of and review of the information described above, Purchaser received similar information as would be included in a Registration Statement filed under the Act;

(b) Purchaser has such knowledge and experience in financial and business matters such that Purchaser is capable of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision, and does not require a representative in evaluating the merits and risks of an investment in the Securities;

(c) Purchaser recognizes that an investment in the Company is a speculative venture and that the total amount of consideration tendered in connection with this Agreement is placed at the risk of the business and may be completely lost.  The ownership of the Securities as an investment involves special risks;

(d) Purchaser realizes that the Securities cannot readily be sold as they will be restricted securities and therefore the Securities must not be accepted unless Purchaser has liquid assets sufficient to assure that Purchaser can provide for current needs and possible personal contingencies;

(e) Purchaser confirms and represents that he or she is able (i) to bear the economic risk of the Securities, (ii) to hold the Securities for an indefinite period of time, and (iii) to afford a complete loss of the Securities.  Purchaser also represents that he or she has (i) adequate means of providing for his or her current needs and possible personal contingencies, and (ii) has no need for liquidity in the Securities;

(f) Purchaser has carefully considered and has, to the extent he or she believes such discussion necessary, discussed with his or her professional, legal, tax and financial advisors, the suitability of an investment in the Securities for his or her particular tax and financial situation and his or her advisers, if such advisors were deemed necessary, have determined that the Securities are a suitable investment for him or her;

(g) Neither the Company nor the Seller is under an obligation to register or seek an exemption under any federal and/or state securities acts for any sale or transfer of the Shares by the Purchaser, and Purchaser is solely responsible for determining the status, in his or her hands, of the Shares acquired in the transaction contemplated by this Agreement and the availability, if required, of exemptions from registration for purposes of sale or transfer of the Shares; and

(h) Purchaser understands and agrees that a legend has been or will be placed on any certificate(s) or other document(s) evidencing the Securities in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES ACT.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) THE CORPORATION SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, SATISFACTORY TO COUNSEL FOR THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED UNDER ANY SUCH ACTS."

Section 3.06.  Shell Company Status. Each Purchaser represents, acknowledges and warrants his or her understanding that, pursuant to Rule 144 of the Act (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets.  As such, the Company is a “shell company” pursuant to Rule 144, and resales of its securities pursuant to Rule 144 may not be made until all of the following criteria set forth in Rule 144(i)(2) have been met: (1) the Company has ceased to be a shell company, (2) the Company is subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (3) the Company has filed all of its required periodic reports (other than Form 8-K’s) for the prior one year period, and (4) a period of at least twelve months has elapsed from the date “Form 10 like information” was filed with the Securities and Exchange Commission (the “Commission”) reflecting the Company’s status as a non-shell company.  As a result, because none of the Company’s securities can be resold pursuant to Rule 144 until at least a year after the Company has complied with Rule 144(i)(2), no non-registered or “restricted” shares of the Company’s common stock, including, but not limited to the Shares, will be able to be sold pursuant to Rule 144 until and unless such securities are registered with the Commission, an exemption for the sales can be relied upon other than Rule 144 and/or until a year after the Company has complied with the requirements of Rule 144(i)(2) as described above.  As a result, the Purchaser may never be able to sell any Securities.  Furthermore, as the Company may not ever comply with Rule 144(i)(2), the Purchaser may be forced to hold such Securities indefinitely.

Section 3.07.  OTCBB Strikes. Each Purchaser confirms and acknowledges that such Purchaser is aware of the fact that the Company currently has two (2) strikes (i.e., two previous late filings) with the Over-The-Counter Bulletin Board (the “OTCBB”) and that pursuant to OTCBB rules relating to the timely filing of periodic reports with the Securities and Exchange Commission (“SEC”), any OTCBB issuer which fails to file a periodic report (Form 10-Q or 10-K) by the due date of such report (not withstanding any extension granted to the issuer by the filing of a Form 12b-25), three times during any 24 month period is automatically de-listed from the OTCBB. Such removed issuer would not be re-eligible to be listed on the OTCBB for a period of one year, during which time any subsequent late filing would reset the one-year period of de-listing. Additionally, if a market maker fails to quote an issuer’s common stock on the OTCBB for a period of more than four consecutive days, such issuer will be automatically delisted from the OTCBB.  If the Company is late in its SEC filings one additional time prior to the filing of its Form 10-Q for the quarter ended March 31, 2013, the Company will be delisted from the OTCBB and prohibited from relisting for a period of at least one year.

Section 3.08. Section 16 and Schedule 13D Filings.  Each Purchaser agrees and confirms that such Purchaser will have Section 16 and Schedule 13D filing obligations with the SEC immediately upon the consummation of the transactions contemplated herein and such Purchaser agrees to take whatever action necessary to make and file such required filings with the SEC.

ARTICLE IV
Covenants

Section 4.01.  Further Assurances.  Seller and Purchasers agree that, from time to time, whether before, at or after the Closing, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents (a) as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement; or (b) to effect or evidence the transfer to the Purchasers of the Shares held by or in the name of the Seller.

Section 4.02.  Insider Trading.  The Parties hereby certify that they have not themselves, nor through any third parties, purchased nor caused to be purchased in the public marketplace any publicly traded shares of the Company.  The Parties further certify they have not communicated the nature of the transactions contemplated by this Agreement, are not aware of any disclosure of non-public information concerning said transactions, and are not a party to any insider trading of Company shares.

Section 4.03. Public Announcements.  Except as required by law, without the prior written approval of the other Parties, neither the Seller, the Company nor the Purchasers will issue, or permit any agent or affiliate thereof to issue, any press release or otherwise make or permit any agent or affiliate thereof to make, any public statement or announcement with respect to this Agreement or the transactions contemplated hereby and thereby.  The Parties further confirm and acknowledge however that following the Closing of this Agreement, the Company shall file a Form 8-K disclosing this Agreement and the transactions contemplated herein.

Section 4.04.  Seller Assistance.  Prior to or following the Closing, the Seller shall provide, at his sole cost and expense, prompt and reasonable assistance to the Purchasers in connection with the Company’s filing obligations with the SEC, the preparation of financial statements which are required to be filed with the SEC, and other Company related matters and filings (both federal and state), including, but not limited to the Company’s tax returns.

Section 4.05. Survival of Representations. All representations, warranties, and agreements made by any Party in this Agreement or pursuant hereto shall survive the execution and delivery hereof and any investigation at any time made by or on behalf of any Party.

ARTICLE V
Conditions to Closing

Section 5.01.  Conditions to Obligations of each of the Parties.  The respective obligations of each Party to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of the following conditions: (a) no preliminary or permanent injunction or other order, decree or ruling which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect; (b) no claim shall have been asserted, threatened or commenced and no law shall have been enacted, promulgated or issued which would reasonably be expected to (i) prohibit the purchase of, payment for or retention of the Shares by Purchasers or the consummation of the transactions contemplated by this Agreement or (ii) make the consummation of any such transactions illegal; and (c) all approvals legally required for the consummation of the transactions contemplated by this Agreement shall have been obtained and be in full force and effect at the Closing.

Section 5.02.  Conditions to Obligations of Seller.  The obligations of the Seller to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions, except as Seller may waive in writing: (a) Purchasers shall have complied with and performed in all material respects all of the terms, covenants, agreements and conditions contained in this Agreement which are required to be complied with and performed on or prior to Closing; and (b) the representations and warranties of Purchasers in this Agreement shall have been true and correct on the date hereof or thereof, as applicable, and such representations and warranties shall be true and correct on and at the Closing (except those, if any, expressly stated to be true and correct at an earlier date), with the same force and effect as though such representations and warranties had been made on and at the Closing.

Section 5.03.  Conditions to Obligations of Purchasers.  The obligations of Purchasers to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to Closing of the following additional conditions, except as Purchasers may waive in writing: (a) the Seller shall have complied with and performed in all material respects all of the terms, covenants, agreements and conditions contained in this Agreement which are required to be complied with and performed on or prior to Closing; and (b) the representations and warranties of Seller in this Agreement shall have been true and correct on the date hereof or thereof, as applicable, and such representations and warranties shall be true and correct on and at the Closing (except those, if any, expressly stated to be true and correct at an earlier date), with the same force and effect as though such representations and warranties had been made on and at the Closing.

ARTICLE VI
Indemnification

Section 6.01.  Indemnification of Seller.  Subject to the terms and conditions of this Article VI, the Purchasers agree to jointly and severally indemnify, defend and hold harmless Seller, his affiliates, respective present and former employees and agents and his heirs, executors, administrators, successors and assigns (the “Seller Indemnified Persons”), from and against any and all claims, liabilities and losses which may be imposed on, incurred by or asserted against, arising out of or resulting from, directly or indirectly:

(a)           the inaccuracy of any representation or breach of any warranty of Purchasers contained in or made pursuant to this Agreement;

(b)           the breach of any covenant or agreement of Purchasers contained in this Agreement;

(c)           any claim to fees or costs for alleged services by a broker, agent, finder or other person claiming to act in a similar capacity at the request of Purchasers in connection with this Agreement; or

(d)       the conduct of the business of the Company after the date of Closing;

provided, however, that Purchasers shall not be liable for any portion of any claims, liabilities or losses resulting from a material breach by Seller of any of his obligations under this Agreement or from any Seller Indemnified Party’s gross negligence, fraud or willful misconduct.

Purchasers shall conduct the defense of such claims. Seller agrees to immediately notify Purchasers of any claims and to cooperate with Purchasers’ defense of the claims, at Purchasers’ expense. Seller further agrees to retain all records of the corporation, effective before the Closing Date so that the records may be available to Purchasers in conduct of the defense against any such claims.

The above requirement shall not affect in any way or limit in any way the Company’s requirement to indemnify the Seller to the fullest extent permitted by Nevada law as a result of Seller’s service to the Company as an officer and Director as set forth in greater detail in the Company’s Articles of Incorporation and Bylaws, which obligation and right to indemnification shall survive the Closing for all purposes.

Section 6.02.  Indemnification of Purchaser.  Subject to the terms and conditions of this Article VI, from and after the Closing, the Seller agrees to defend and hold harmless the Purchasers, their respective affiliates, present and former employees and agents and their respective heirs, executors, administrators, successors and assigns (the “Purchaser Indemnified Persons”), from and against any and all claims, liabilities and losses which may be imposed on, incurred by or asserted against any Purchaser Indemnified Person, arising out of or resulting from, directly or indirectly:

(a)           the inaccuracy of any representation or breach of any warranty of Seller contained in or made pursuant to this Agreement;

(b)           the breach of any covenant or agreement of such Seller; or

(c)           any claim to fees or costs for alleged services rendered by a broker, agent, finder or other person claiming to act in a similar capacity at the request of such Seller in connection with this Agreement;

provided, however, that Seller shall not be liable for any portion of any claims, liabilities or losses resulting from a material breach by Purchasers of any of obligations under this Agreement or from any Purchaser Indemnified Party’s gross negligence, fraud or willful misconduct.

Seller shall conduct the defense of such claims. Purchasers agree to immediately notify Seller of any claims and to cooperate with Seller’s defense of the claims, at Seller’s expense.

ARTICLE VII
Miscellaneous

Section 7.01. Benefit and Burden.  This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their successors and permitted assigns.

Section 7.02.  No Third Party Rights.  Nothing in this Agreement shall be deemed to create any right in any creditor or other person not a party hereto and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party.

Section 7.03.  Amendments and Waiver.  No amendment, modification, restatement or supplement of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.  No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against whom that waiver is sought to be enforced.

Section 7.04. Assignments.  Purchasers may assign any of their rights, interests and obligations under this Agreement and must notify Seller in writing.  Any assignee of Purchasers must agree to the terms and conditions hereof and execute an agreement in substantially similar form as this Agreement with the Seller.

Section 7.05.  Counterparts.  This Agreement may be executed in counterparts and by the different Parties in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same agreement.

Section 7.06.  Captions and Headings.  The captions and headings contained in this Agreement are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof if any question of intent should arise.

Section 7.07. Construction.  The Parties acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Parties hereto.  In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word “person” includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

Section 7.08. Severability.  Should any clause, sentence, paragraph, subsection, Section or Article of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the Parties, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

Section 7.09. Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Agreement signed by one Party and faxed to another Party shall be deemed to have been executed and delivered by the signing Party as though an original.  A photocopy of this Agreement shall be effective as an original for all purposes.

Section 7.10. Remedies.  The Parties agree that the covenants and obligations contained in this Agreement relate to special, unique and extraordinary matters and that a violation of any of the terms hereof or thereof would cause irreparable injury in an amount which would be impossible to estimate or determine and for which any remedy at law would be inadequate.  As such, the Parties agree that if either Party fails or refuses to fulfill any of its obligations under this Agreement or to make any payment or deliver any instrument required hereunder or thereunder, then the other Party shall have the remedy of specific performance, which remedy shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies otherwise available under any other contract or at law or in equity and to which such Party might be entitled.

Section 7.11.  Applicable Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

Section 7.12. Submission to Jurisdiction.  Each of the parties hereby: (a) irrevocably submits to the non-exclusive personal jurisdiction of any Nevada court, over any claim arising out of or relating to this Agreement and irrevocably agrees that all such claims may be heard and determined in such Nevada court; and (b) irrevocably waives, to the fullest extent permitted by applicable law, any objection it may now or hereafter have to the laying of venue in any proceeding brought in a Nevada court.

Section 7.13.  Expenses; Prevailing Party Costs.  Seller and Purchasers shall pay their own expenses incident to this Agreement and the transactions contemplated hereby and thereby.  Notwithstanding anything contained herein or therein to the contrary, if any party commences an action against another party to enforce any of the terms, covenants, conditions or provisions of this Agreement, or because of a breach by a party of its obligations under this Agreement, the prevailing Party in any such action shall be entitled to recover its losses, including reasonable attorneys’ fees, incurred in connection with the prosecution or defense of such action, from the losing party.

Section 7.14. Entire Agreement.  This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the Parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements, arrangements and understandings between the Parties, whether written, oral or otherwise.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.